Exhibit 99.7

CONSENT OF PROPOSED DIRECTOR

I, Jerre Stead, hereby consent to the following:

•	to serve as a director of IHS Markit Ltd. (“IHS Markit”);

•	to be named as a proposed director of IHS Markit in the Registration Statement on Form F-4 filed by Markit Ltd. on May 10, 2016, and in any and all amendments and supplements thereto (collectively, the “Registration Statement”); and

•	to the filing of this consent as an exhibit to the Registration Statement.

[Signature Page to Follow]

Name: /s/ Jerre Stead	Date: May 10, 2016

[Signature Page to Consent of Proposed Director]